PURCHASE AND SALE AGREEMENT


                               201 Industrial Way
                              Eatontown, New Jersey



                                     BETWEEN

                             Osteotech, Inc., Seller

                                       AND

                       201 Industrial Way, Inc., Purchaser




                                 August 5, 2005


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                                TABLE OF CONTENTS

                                                                          Page


1.    THE PROPERTY............................................................1
      1.1      Description....................................................1

2.    PRICE AND PAYMENT.......................................................2
      2.1      Purchase Price.................................................2
      2.2      Payment........................................................2
      2.3      Closing........................................................2

3.    INSPECTIONS AND APPROVALS...............................................3
      3.1      Inspections....................................................3
      3.2      Title and Survey...............................................3
      3.3      [INTENTIONALLY OMITTED]........................................3
      3.4      "As Is" Condition..............................................3
      3.5      Permitted Encumbrances.........................................4
      3.6      [INTENTIONALLY OMITTED]........................................4
      3.7      Delivery of Title Policy at Closing............................4

4.    [INTENTIONALLY DELETED].................................................5

5.    REPRESENTATIONS AND WARRANTIES..........................................5
      5.1      By Seller......................................................5
      5.2      By Purchaser...................................................5
      5.3      Mutual.........................................................6

6.    COSTS AND PRORATIONS....................................................6
      6.1      Purchaser's Costs..............................................6
      6.2      Seller's Costs.................................................6
      6.3      Prorations.....................................................7
      6.4      [INTENTIONALLY OMITTED]........................................7
      6.5      Purpose and Intent.............................................7

7.    [INTENTIONALLY OMITTED].................................................7

8.    NOTICES.................................................................7

9.    CLOSING.................................................................8
      9.1      Seller's Deliveries............................................8
      9.2      Purchaser's Deliveries.........................................9
      9.3      Possession.....................................................9
      9.4      Insurance......................................................9

10.   MISCELLANEOUS...........................................................9
      10.1     Entire Agreement...............................................9
      10.2     Severability...................................................9
      10.3     Applicable Law.................................................9
      10.4     [INTENTIONALLY OMITTED]........................................9
      10.5     Successors Bound...............................................9
      10.6     [INTENTIONALLY OMITTED]........................................9
      10.7     No Public Disclosure..........................................10
      10.8     Captions......................................................10
      10.9     Attorneys' Fees...............................................10
      10.10     No Partnership...............................................10
      10.11     [INTENTIONALLY OMITTED]......................................10
      10.12     Counterparts.................................................10
      10.13     Recordation..................................................10
      10.14     Proper Execution.............................................10
      10.15     Tax Protest..................................................10
      10.16     Survival and Limitation of Representations and Warranties;
                Seller's Knowledge...........................................10
      10.17     [INTENTIONALLY OMITTED]......................................11
      10.18     Calculation of Time Periods..................................11
      10.19     Limitation of Liability......................................11

Exhibit 1.1.1                       Legal Description
Exhibit 1.1.6                       Schedule of Leases
Exhibit 3.3                         Schedule of Contracts
Exhibit 9.2.1                       Bargain and Sale Deed
Exhibit 9.2.2                       Bill of Sale
Exhibit 9.2.3                       Assignment and Assumption of Contracts
Exhibit 9.2.5                       FIRPTA Affidavit

                           PURCHASE AND SALE AGREEMENT


     THIS  PURCHASE  AND  SALE  AGREEMENT  (the  "Agreement"),  dated  as of the
5th   day of August,  2005 (the "Effective  Date"), is made by and between
Osteotech, Inc., a Delaware corporation ("Seller"), and 201 Industrial Way, Inc., a New Jersey corporation ("Purchaser").

                                R E C I T A L S:

     WHEREAS, Seller desires to sell certain improved real property located at 201 Industrial Way, Eatontown, New Jersey, along with certain related personal property specified herein, and Purchaser desires to purchase such improved real and personal property.

     WHEREAS, Seller desires to simultaneously lease such improved real and personal property specified herein from Purchaser pursuant to a triple net Lease (the "Lease") and Purchaser wishes to lease the same to Seller.

     NOW, THEREFORE, in consideration of the foregoing, of the covenants, promises and undertakings set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.       THE PROPERTY.

     1.1 Description. Subject to the terms and conditions of this Agreement, and for the consideration herein set forth, Seller agrees to sell and transfer, and Purchaser agrees to purchase and acquire the following (collectively, the "Property"):

     1.1.1 Certain land (the "Land") located in Eatontown, Monmouth County, New Jersey and more specifically described in Exhibit 1.1.1 attached hereto;

     1.1.2 The structural components of the single story, flex building containing approximately 73,000 square feet, including the roof structure, surface, joists and drains, the exterior and structural walls and columns, windows and doors, the foundation footings and floor slabs, and the mechanical systems currently used in the operation of the building as a building and not directly related to the operation of Seller's business, including, without limitation, heating, ventilation, air conditioning, plumbing, electrical, fire sprinklers, and all other such systems serving the building to the points where such are plumbed, wired or otherwise connected to any of the Excluded Property (as defined below) (the "Connection Points"), and the parking areas, sidewalks, driveways, landscaping, and other exterior improvements, now or hereafter situated on the Land (collectively, the "Improvements");

     1.1.3 Certain real property fixtures, built-in machinery and equipment currently used in the operation, repair and maintenance of the Land and the Improvements (but not directly related to the operation of Seller's business) and situated thereon (collectively, the "Personal Property"). Certain property and equipment directly related to the operation of Seller's business are excluded from this transaction (the "Excluded Property"), including, without limitation, any trade fixtures, machinery, equipment, furniture and other personal property which may be removed without material damage to the Improvements, all alterations as defined in the Lease, built-in casework and cabinets and other similar additions and improvements built into the Improvements even if they have become an integral part of the Improvements, such as, without limitation, fume hoods which penetrate the roof or plenum area, built-in clean rooms, built-in laboratories, walk-in-freezers, deionized water systems, filtering systems, glass washing equipment, autoclaves, chillers, supplemental plumbing, electrical and mechanical equipment and systems from the Connection Points, and any power generators and transfer switches. The Excluded Property shall be and shall remain the exclusive property of Seller;


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     1.1.4   All   easements,   rights-of-way,   licenses,   interests,   rights
hereditaments, and appurtenances belonging to or inuring to the benefit of Seller and pertaining to the Land, if any, including but not limited to all right, title and interest of Seller in and to any adjacent vaults, alleys, strips or gores of land, and any air, zoning or development rights appurtenant to the Land and Improvements;

     1.1.5 All of Seller's right, title, and interest in and to any street or road abutting the Land to the center lines thereof; and all right, title and interest of Seller in and to any awards made, or to be made, in lieu thereof, and in and to any unpaid awards for damage thereto by reason of a change of grade of any such street or road; and

     1.1.6 All of Seller's right, title and interest in all contracts, agreements, warranties, guaranties, architectural, engineering and other plans and drawings, building permits and certificates of occupancy and any other permits or authorizations, and agreements relating to the operation or maintenance of the Land, Improvements or Personal Property (but not as to Seller's business or the Excluded Property), the terms of which extend beyond midnight of the day preceding the Closing Date (as hereinafter defined).

     1.1.7    [INTENTIONALLY OMITTED].

     1.2 Agreement to Convey. Seller agrees to convey, and Purchaser agrees to accept, title to the Land and Improvements, by Bargain and Sale Deed with Covenant Against Grantor's Acts (the "Deed") in the condition described in
Section 3.4, and title to the Personal Property, by Bill of Sale, without warranty as to the condition of such Personal Property.

2.       PRICE AND PAYMENT.

     2.1 Purchase  Price.  The purchase  price for the Property  (the  "Purchase
Price")  is  SIXTEEN   MILLION   FIVE  HUNDRED   THOUSAND  AND  NO/100   DOLLARS
($16,500,000.00) U.S.

     2.2 Payment. Payment of the Purchase Price is to be made by bank check, certified check or certified attorney trust check or by wire transfer at Closing and, subject to adjustment for any prorations as provided herein, to Seller, or as instructed by Seller, in immediately available funds.

     2.3 Closing. Payment of the Purchase Price and the closing hereunder (the "Closing") will take place on or before August 5, 2005 (the "Closing Date"). The Closing will take place at the offices of Purchaser's attorney, or Purchaser's lender's attorney, at 11:00 a.m. local time, or at such other time and place as may be agreed upon in writing by Seller and Purchaser. Upon satisfaction or completion of all closing conditions and deliveries, the closing documents shall be delivered to the appropriate parties and all disbursements shall be made according to the closing statements executed by Seller and Purchaser.

3.       INSPECTIONS AND APPROVALS.

3.1      Inspections.

3.1.1    [INTENTIONALLY OMITTED].

3.1.2    [INTENTIONALLY OMITTED].

3.1.3    [INTENTIONALLY OMITTED].

     3.1.4 Unless Seller specifically and expressly otherwise agrees in writing, Purchaser agrees that (a) the results of all inspections, analyses, studies and similar reports relating to the Property prepared by or for Purchaser utilizing any information acquired in whole or in part through the exercise of Purchaser's inspection rights; and (b) all information (the "Proprietary Information") regarding the Property of whatsoever nature made available to Purchaser by Seller or Seller's agents or representatives is confidential and shall not be disclosed to any other person except those assisting Purchaser with the transaction, or Purchaser's lender or prospective lender, if any, and then only upon Purchaser making such persons aware of and agreeing to this confidentiality restriction. Notwithstanding any other term of this Agreement, the confidentiality provisions of this Section 3.1.4 shall survive the termination of this Agreement and/or the Closing.

     3.2 Title and Survey. Purchaser shall accept the state of title as shown in that certain commitment to insure title issued by Yorktowne Title, L.L.C., as agent for First American Title Insurance Company (the "Title Company") dated May 5, 2005 (the "Title Commitment"). Seller has delivered to Purchaser a copy of Seller's existing survey of the Land, and Purchaser shall order an updated survey (the "Survey") at its sole cost and expense if so required by Purchaser's lender. Notwithstanding the foregoing, Seller shall cause liens of an ascertainable amount of which it has knowledge on the date hereof or which arise by, through or under Seller after the date hereof ("Known Financial Encumbrances") to be released at the Closing and the same shall not constitute Permitted Encumbrances (as defined below).

3.3      [INTENTIONALLY OMITTED].

     3.4 "As Is" Condition. Purchaser acknowledges and agrees that it has had sufficient opportunity fully to inspect the Property, the state of title thereto and all other matters relating to the Property, including its current use, its feasibility for Purchaser's intended use, its suitability as an investment and its environmental condition. Purchaser has investigated to Purchaser's satisfaction as to the physical state and condition of the Land, Improvements, and the Personal Property, and the use and occupancy of the Property; Purchaser has had the benefit of a full physical inspection of the Property (and the Improvements, and the Personal Property) by representatives of Purchaser's selection; and Purchaser waives all right to any objection as to the physical condition of the Property and the use and occupancy thereof. Purchaser shall close and accept title hereunder with the Land and such Improvements, and the Personal Property to be accepted "as is," in the condition thereof on the date hereof, subject to all normal wear and tear and deterioration, and any damage by fire or other casualty as provided herein between the date hereof and the date upon which title closes hereunder. Neither Seller nor any party on Seller's behalf has made or has been authorized to make any statements, promises, warranties, or representations which would be binding upon Seller, or upon any party affiliated with or related to Seller, or any of its principals, officers, directors, shareholders or agents, with respect to the Land, Improvements, and the Personal Property, or any matter or thing pertaining or relating to the Land, Improvements, and the Personal Property, the income or potential income therefrom, or with respect to the physical state and condition of the Land,
Improvements, and the Personal Property, except only as may be herein specifically provided.

     3.5 Permitted Encumbrances. Purchaser shall be deemed to have approved and to have agreed to purchase the Property subject to the following:

     3.5.1 All exceptions to title shown in the Title Commitment or matters shown on the Survey;

     3.5.2 the Lease (see Section 6.3 hereof);

     3.5.3 Subordination, Non-Disturbance and Attornment Agreement satisfactory to Purchaser's lender and Seller, as tenant under the Lease (the "SNDA"); and

     3.5.4 The lien of real property taxes and assessments which are not yet due or payable;

     All of the foregoing are referred to herein collectively as "Permitted Encumbrances."

3.6      [INTENTIONALLY OMITTED].

     3.7 Delivery of Title Policy at Closing. As a condition to Purchaser's obligation to close, the Title Company shall deliver to Purchaser at Closing an ALTA Owner's Policy of Title Insurance (the "Title Policy") issued by the Title Company, in accordance with the Title Commitment, as of the date and time of the recording of the Deed, in the amount of the Purchase Price, insuring Purchaser as owner of indefeasible fee simple title to the Property, and subject only to the Permitted Encumbrances. Seller shall execute at Closing (to the extent it can truthfully give the same), a customary "common exceptions" affidavit in such form as the Title Company shall reasonably require for the issuance of the Title Policy (but not additional matters required for any endorsements required by Purchaser or Purchaser's lender). The Title Policy may be delivered after the Closing if at the Closing the Title Company issues a currently effective, duly-executed "marked-up" Title Commitment and irrevocably commits in writing to issue the Title Policy in the form of the "marked-up" Title Commitment promptly after the Closing Date.

     4. [INTENTIONALLY DELETED].

     5. REPRESENTATIONS AND WARRANTIES.

     5.1 By Seller. Seller represents and warrants to Purchaser on the Closing Date as follows:

     5.1.1 Seller is a corporation duly organized and validly existing under the laws of the State of Delaware, is authorized to do business in the State of New Jersey, has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate any material term of its articles of incorporation or bylaws.

     5.1.2 Performance of this Agreement will not result in any breach of, or constitute any default under, or result in the imposition of any lien or encumbrance upon the Property under, any agreement to which Seller is a party.

     5.1.3 As of the Closing Date, Seller has not received service of process in connection with any existing litigation with respect to the Property and to Seller's knowledge, there is no pending litigation with respect to the Property nor have any such actions, suits, proceedings or claims been threatened or asserted, which would be reasonably likely to have an adverse effect on the Property or Seller's ability to consummate the transactions contemplated hereby.

     5.1.4 [INTENTIONALLY OMITTED].

     5.1.5 Seller has no knowledge as of the Closing Date of any (i) pending change to the zoning classification of the Property, (ii) condemnation proceedings relating to the Property or (iii) proceedings to widen or realign any street or highway adjacent to the Property.

     5.1.6 [INTENTIONALLY OMITTED].

     5.1.7 Seller is not a "foreign person" within the meaning of Sections 1445 and 7701 the Internal Revenue Code of 1986, as amended (hereinafter, the "Code").

     5.1.8 No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by Seller.

     5.1.9 There are no tenants or other persons under licenses claiming any possession (or right to possession) to any portion of the Land or Improvements and Seller has not entered into any currently effective (or effective at a future date) leases or licenses affecting the Property other than the Lease. Seller has not granted any party a right to purchase the Property, except as contemplated herein.

     5.2 By Purchaser. Purchaser represents and warrants to Seller on the Closing Date as follows:

     5.2.1 Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of New Jersey, is authorized to do business in the State of New Jersey, has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate any material term of its organizational documents.

     5.2.2 No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under federal or state bankruptcy laws is pending against or contemplated by Purchaser.

     5.2.3 Unless otherwise disclosed to Seller in writing, neither Purchaser nor any principal in Purchaser is other than a citizen of, or partnership, corporation or other form of legal person domiciled in, the United States of America.

     5.2.4 performance of this Agreement will not result in any breach of, or constitute any default under any agreement to which Purchaser is a party.

     5.3 Mutual. Each of Seller and Purchaser represents to the other that it has had no dealings, negotiations, or consultations with any broker, representative, employee, agent or other intermediary in connection with this Agreement or the sale of the Property. Seller and Purchaser agree that each will indemnify, defend and hold the other free and harmless from the claims of any other broker(s), representative(s), employee(s), agent(s) or other intermediary(ies) claiming to have represented Seller or Purchaser, respectively, or otherwise to be entitled to compensation in connection with this Agreement or in connection with the sale of the Property. The terms and provisions of this paragraph shall survive the Closing hereunder.

     6. COSTS AND PRORATIONS.

     6.1 Purchaser's Costs. Purchaser shall pay the following costs of closing this transaction:

     6.1.1 The fees and disbursements of its counsel, inspecting architect and engineer, appraiser, surveyor and any other consultants engaged by Purchaser;

     6.1.2 The cost of the Title Policy and for any extended coverage or special endorsements, including any additional premium charge(s) for endorsements and/or deletion(s) of exception items and any cancellation charge(s) imposed by the Title Company in the event the Title Policy is not issued, unless caused by willful default of Seller hereunder;

     6.1.3 Any and all recording fees;

     6.1.4 [INTENTIONALLY OMITTED]

     6.1.5 Any other expense(s) incurred by Purchaser or its representative(s) in inspecting or evaluating the Property or in connection with the Closing of this transaction.

     6.2 Seller's Costs. Seller shall pay the following costs of closing this transaction:

     6.2.1 The fees and disbursements of Seller's counsel; and

     6.2.2 Any and all real estate transfer, stamp or documentary tax(es);

     6.2.3 Any and all sales or use taxes relating to the transfer of the Personal Property to Purchaser.

     6.2.4  The  cost  of  any  update  or   recertification   of  the  Phase  I
environmental report.

     6.2.5 Any other expense(s) incurred by Seller or its representative(s) in connection with the Closing of this transaction.

     6.3 Prorations. Purchaser and Seller recognize that the Property will be subject to a triple net Lease from Purchaser, as landlord, to Seller, as tenant, covering the entire Property and therefore Seller will remain liable to pay all costs and expenses (including real estate taxes) with respect to the operation and maintenance of the Property pursuant to the terms of the Lease. If Purchaser's lender shall require payment or escrow of 3rd Quarter (7/1-9/30/2005) real estate taxes, same shall be paid by Seller and adjusted between the parties under the Lease.

     6.4 [INTENTIONALLY OMITTED].

     6.5 Purpose and Intent. Except as expressly provided herein, the purpose and intent as to the provisions of prorations and apportionments set forth in this Section 6 and elsewhere in this Agreement is that Seller shall bear all expenses of ownership and operation of the Property pursuant to the terms of the Lease.

     7. [INTENTIONALLY OMITTED].

     8. NOTICES.

     Any notice, approval or consent required or permitted to be given hereunder shall be in writing and shall be deemed to be given when hand delivered (or upon refusal to accept delivery of the same) or one (1) business day after pickup by Federal Express overnight, or similar overnight express service, in either case addressed to the parties at their respective addresses referenced below:

         If to Seller:               Osteotech, Inc.
                                     51 James Way
                                     Eatontown, NJ 07724
                                     Attention:  Michael Jeffries

         With a copy to:             Dorsey & Whitney, LLP
                                     250 Park Avenue
                                     New York, NY 10177
                                     Attention:  Kevin T. Collins, Esq.

         If to Purchaser:           c/o  The Donato Group
                                     80 Corbett Way
                                     Eatontown, NJ 07724
                                     Attention:  John Donato, Jr.

         With a copy to:             Anzell Zaro Grimm & Aaron
                                     1500 Lawrence Avenue - CN-7807
                                     Ocean, NJ 07712
                                     Attention:  Michael V. Benedetto, Esq.

or in each case, to such other address as either party may from time to time designate by giving notice in writing to the other party. Effective notice will be deemed given only as provided above.

     9. CLOSING.

     9.1 Seller's Deliveries. Seller shall deliver either at the Closing or by making available at the Property, as appropriate, the following original documents, each executed and, if required, acknowledged:

     9.1.1 Deed to the Property, in the form attached hereto as Exhibit 9.1.1, subject to the matters set out in Section 3.5 and other matters subsequently approved by Purchaser or Purchaser's counsel.

     9.1.2 A Bill of Sale, in the form attached hereto as Exhibit 9.1.2, conveying the Personal Property.

     9.1.3 [INTENTIONALLY OMITTED].

     9.1.4 An Assignment and Assumption of Contracts, in the form attached hereto as Exhibit 9.1.4, assigning Seller's right, title and interest in all contracts, agreements, warranties, guaranties, architectural, engineering and other plans and drawings, building permits and certificates of occupancy and any other permits or authorizations, and agreements relating to the operation or maintenance of the Land, Improvements or Personal Property (but not as to Seller's business or the Excluded Property), the terms of which extend beyond midnight of the day preceding the Closing Date.

     9.1.5 An affidavit pursuant to the Foreign Investment and Real Property Tax Act in the form attached hereto as Exhibit 9.1.5.

     9.1.6 A letter of non-applicability issued by the State of New Jersey Department of Environmental Protection in compliance with the provisions of the Industrial Site Recovery Act N.J.S.A. 13:1k-6 et seq.

     9.1.7 A customary "common exceptions" affidavit and certificate as to parties in possession and debts and liens in a form reasonably required by the Title Company and reasonably acceptable to Seller.

     9.1.8 A certificate  stating (to the extent Seller can truthfully  give the same) that the representations and warranties of Seller made herein are true and correct as of the Closing Date. It shall be a condition precedent to Purchaser's obligation to perform its obligations hereunder at Closing that the representations and warranties of Seller made herein be true and correct as of the Closing Date.

     9.1.9 An executed copy of the Lease between Purchaser, as landlord, and Seller, as tenant, in the form attached hereto as Exhibit 9.1.9.

     9.1.10 The SNDA as executed by Purchaser's lender.

     9.2 Purchaser's Deliveries. At the Closing, Purchaser shall (i) pay to, or as instructed by, Seller the Purchase Price in accordance with Section 2 hereof;
(ii) execute the documents referred to in Section 9.1 required to be executed by Purchaser; and (iii) execute the Lease and the SNDA.

     9.3 Possession. Purchaser shall be entitled to possession of the Property upon conclusion of the Closing subject to the terms of the Lease.

     9.4 Insurance. Seller shall retain policies of insurance after the Closing in accordance with the terms of the Lease.

     10. MISCELLANEOUS.

     10.1 Entire Agreement. This Agreement, together with the Exhibits attached hereto, all of which are incorporated by reference, is the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties.

     10.2 Severability. If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

     10.3 Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.

     10.4 [INTENTIONALLY OMITTED].

     10.5 Successors Bound. This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their respective successors.

     10.6 [INTENTIONALLY OMITTED].

     10.7 No Public Disclosure. Purchaser shall make no public disclosure of the terms of this transaction, before Closing, without the prior written consent of Seller, except that Purchaser may discuss the transaction with proposed joint venturers, prospective mortgagees, and professional advisors, as necessary to perform due diligence, its members, and as may be required by law, provided that Purchaser shall advise any such person with which it discusses this transaction of Purchaser's obligation under this Section 10.7 and shall obtain such person's agreement to be bound by Purchaser's obligations under this Section 10.7 to the same extent as Purchaser.

     10.8 Captions. The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of its provisions.

     10.9 Attorneys' Fees. In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

     10.10 No Partnership. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between the parties or their successors in interest.

     10.11 [INTENTIONALLY OMITTED].

     10.12 Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

     10.13 Recordation. Purchaser and Seller agree not to record this Agreement or any memorandum hereof.

     10.14 Proper Execution. The submission by Seller to Purchaser of this Agreement in unsigned form shall be deemed to be a submission solely for Purchaser's consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option, and shall not confer any rights upon Purchaser or impose any obligations upon Seller irrespective of any reliance thereon, change of position or partial performance. The submission by Seller of this Agreement for execution by Purchaser and the actual execution and delivery thereof by Purchaser to Seller shall similarly have no binding force and effect on Seller unless and until Seller shall have executed this Agreement and a counterpart thereof shall have been delivered to Purchaser.

     10.15 Tax Protest. If, as a result of any tax protest or otherwise, any refund is paid or reduction of any real estate or other tax or assessment is made available relating to the Property with respect to any period for which, under the terms of this Agreement, Seller is responsible, Seller shall be entitled to receive or retain such refund or the benefit of such reduction, less the equitable prorated costs of collection.

     10.16 Survival and Limitation of Representations and Warranties; Seller's Knowledge. The representations and warranties set forth in Section 5 of this Agreement are made as of the Closing Date and shall survive the Closing but written notification of any claim arising therefrom must be received by the party against whom claim is being made within six (6) months of the Closing Date or such claim shall be forever barred and such party shall have no liability with respect thereto. Seller shall have no liability to Purchaser after the Closing for matters (i) disclosed in writing by Seller, (ii) known by Purchaser prior to Closing, or (iii) contained in any third party reports received by Purchaser (collectively the "Representation Matters"). This Section 10.16 shall survive the Closing.

     10.17 [INTENTIONALLY OMITTED].

     10.18 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 6:00 p.m. New York.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement on the date set forth below, effective as of the date set forth above.

         SELLER:                  OSTEOTECH, INC.



Date:  August 5, 2005         By:  /s/ MICHAEL J. JEFFRIES
                                        Name:  Michael J. Jeffries
                                        Title:    Executive Vice President


         PURCHASER:               201 INDUSTRIAL WAY, INC.



Date:   August 5, 2005         By:  /S/ JOHN DONATO, JR.
                                        Name:  John Donato, Jr.
                                        Title:    President

                                  EXHIBIT 1.1.1

                                LEGAL DESCRIPTION

                                  EXHIBIT 9.1.1

                              BARGAIN AND SALE DEED



Prepared by:_____________________________




                                      DEED


     This Deed is made on                     2005


      BETWEEN


whose address is

                         referred to as the Grantor,

                  AND


whose address is about to be

                         referred to as the Grantee.

     The words "Grantor" and "Grantee" shall mean all Grantors and all Grantees listed above.


     Transfer of Ownership. The Grantor grants and conveys (transfers ownership of) the property described below to the Grantee. This transfer is made for the sum of

                 The Grantor acknowledges receipt of this money.


Tax Map Reference.(N.J.S.A. 46:l5-1.1) Municipality of
                                                             Block No. Lot

     Property. The property consists of the land and all of the buildings and structures on the land in the __________ of __________, ___________ County of ________________ and State of New Jersey. The legal description is:

             SEE SCHEDULE A ATTACHED HERETO AND MADE A PART HEREOF.


     Being the same premises conveyed to the Grantors herein by deed from , dated , recorded the County Office in Deed Book , Page .

     Promises by Grantor. The Grantor promises that the Grantor has done no act to encumber the property. This promise is called a "covenant as to grantors' acts" (N.J.S.A. 46:4-6). This promise means that the Grantor has not allowed anyone else to obtain any legal rights which affect the property (such as by making a mortgage or allowing a judgment to be entered against the Grantor).

     Signatures. The Grantor signs this Deed as of the date at the top of the first page.


Witnessed by:


__________________________                        _____________________________




STATE OF  , COUNTY OF                   SS:


I CERTIFY that on                        , 2005,

     _________________________ , personally came before me and stated to my satisfaction that this person(s);

     (a) was the maker of the attached deed;

     (b) executed this deed as his or her own act; and,

     (c)  made  this  Deed  for   $_________________  as  the  full  and  actual
consideration paid or to be paid for the transfer of title.

                  (Such consideration is defined in N.J.S.A. 46:15-5.)



                            ______________________________




Record and Return to:

                                  EXHIBIT 9.1.2

                                  BILL OF SALE


                                  SEE ATTACHED

                             EXHIBIT 9.2.3 - Page 2

                                  EXHIBIT 9.1.4

                     ASSIGNMENT AND ASSUMPTION OF CONTRACTS


     In consideration of One Dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,
_____________________________________,    a     ___________________________
("Assignor"), hereby assigns and delegates to _______________________, a ________________________________ ("Assignee"), with an office and place of
business   at   ___________________________,________________________   ,  ,  and
Assignee hereby assumes and accepts the assignment and delegation of all of Assignor's right, title and interest in and to the contracts described on
Exhibit A   attached   hereto   relating  to  certain  real  property  known  as
_____________________________   and  located  at  _____________________________,
_________________   ,   ______________   ,  and  Assignee  hereby  accepts  such
assignment.


     Assignee hereby agrees to hold Assignor harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys' fees, originating on or after the date hereof and arising out of the Assignee's obligations under the contracts described in Exhibit A.

     Assignor hereby agrees to hold Assignee harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys' fees, originating before the date hereof and arising out of the Assignor's obligations under the contracts described in Exhibit A.

     If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation including, without limitation, reasonable attorneys' fees.

     This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the _______ day of , ______.


                          ASSIGNOR:


                          a

                          By:                                           ,
                              a                                         , its


                          By:
                              Name:
                              Title:



                          ASSIGNEE:



                          a

                          By:                                           ,
                              a                                         , its

                          By:
                              Name:
                              Title:

                                  EXHIBIT 9.1.5

                    AFFIDAVIT PURSUANT TO FOREIGN INVESTMENT
                            AND REAL PROPERTY TAX ACT


     The undersigned hereby declares that the name, address and United States taxpayer identification number of the owner of the real property described in Exhibit A attached hereto and incorporated herein by reference is as follows:

         Name and Address                         Tax I.D. Number






     There is no other person or entity who has an ownership interest in the property. The owner is ___________________, a _______________ organized and existing under the laws of the State of ______________________, and, as such, is not a foreign citizen or entity.

     The undersigned understands that the purchaser of the property intends to rely on the foregoing representations in connection with the United States Foreign Investment and Real Property Act.


                                              a

                                              By:                            ,
                                                  a
                                                  its

Date:                       , ______          By:
                                                   Name:
                                                   Title: